                                                                  Exhibit 99.2


                    MEDIA:              ANALYSTS:
                    Stephen K. Dishart  Donald J. MacLeod
                    (412) 234-0850      (412) 234-5601
                    Gregg P. Stein      David T. Lamar
                    (412) 236-0082      (412) 234-4633


FOR IMMEDIATE RELEASE


                MELLON REPORTS RECORD THIRD QUARTER 1998 RESULTS

 . Earnings Per Share Increases to 82 Cents, Up 12 Percent Over Same Period
  Last Year
 . Return on Common Equity is 20.3 Percent and Return on Assets is 1.81 Percent
 . Tangible Earnings Per Share Increases to 93 Cents, Up 16 Percent Over Same
  Period Last Year
 . Return on Tangible Common Equity is 45.9 Percent and Return on Tangible Assets
  is 2.13 Percent
 . Nonperforming Assets Ratio at Record Low
 . Announces Regular Quarterly Common Stock Dividend of 36 Cents Per Share



 Financial Highlights                                 Quarter ended                  Nine months ended
 (dollar amounts in millions,               Sept. 30,   June 30,   Sept. 30,       Sept. 30,   Sept. 30,
 except per share amounts)                      1998       1998        1997            1998        1997
Reported operating results:
Diluted earnings per common share              $ .82      $ .81       $ .73           $2.41       $2.13
Net income applicable to common stock          $ 218      $ 215       $ 191           $ 639       $ 559
Return on common equity (annualized)            20.3%      20.8%       21.6%           20.9%       21.5%
Return on assets (annualized)                   1.81%      1.79%       1.81%           1.83%       1.81%

Tangible operating results:
Diluted earnings per common share              $ .93      $ .91       $ .80           $2.72       $2.36
Net income applicable to common stock          $ 246      $ 243       $ 211           $ 720       $ 620
Return on common equity (annualized)            45.9%      49.7%       37.6%           46.2%       37.2%
Return on assets (annualized)                   2.13%      2.13%       2.05%           2.15%       2.06%

Fee revenue as a percentage
  of total revenue (FTE)                          66%        66%         63%             66%         61%
Efficiency ratio excluding
  amortization of intangibles                     62%        63%         62%             63%         60%

PITTSBURGH, Oct. 20, 1998--Mellon Bank Corporation (NYSE: MEL) today reported record third quarter 1998 diluted earnings per common share of 82 cents, an increase of 12 percent compared with 73 cents per common share in the third quarter of 1997. Net income applicable to common stock in the third quarter of 1998 was $218 million, an increase of 14 percent compared with $191 million in the third quarter of 1997.

                                   --more--

Mellon Reports Earnings
October 20, 1998
Page 2


"Mellon's third-quarter performance is further evidence that our strategy of being a broad-based financial services company with a bank at its core is working well," said Frank V. Cahouet, Mellon chairman, president and chief executive officer. "While volatile markets remain a concern for all financial institutions, Mellon's stability was demonstrated by our excellent risk management and financial results."

The Corporation also declared its regular quarterly common stock dividend of 36 cents per share. Dividends on the Corporation's common stock are payable on Nov. 16, 1998, to shareholders of record at the close of business on Oct. 30, 1998.

Fee revenue for the third quarter of 1998 was $712 million, up $77 million from $635 million in the prior-year period. Excluding the fee revenue resulting from the acquisitions of Founders Asset Management, LLC and Dreyfus Brokerage Services, Inc., fee revenue increased 9 percent in the third quarter of 1998 compared with the third quarter of 1997. This increase was primarily attributable to higher trust and investment fees, foreign exchange fees and other fee revenue. Fee revenue was unchanged compared with the second quarter of 1998 as higher trust and investment fees and other fees were offset by lower mortgage servicing fees.

Net interest revenue, on a fully taxable equivalent basis, for the third quarter of 1998 was $376 million, up $7 million compared with $369 million in the prior-year period and up $2 million from $374 million in the second quarter of 1998.

Operating expense before trust-preferred securities expense and net revenue from acquired property for the third quarter of 1998 was $717 million, up $66 million from $651 million in the third quarter of 1997 and down $4 million from $721 million in the second quarter of 1998. The $66 million increase primarily resulted from the impact of acquisitions and business growth.

Credit quality expense was $12 million in the third quarter of 1998, compared with $24 million in the third quarter of 1997 and $13 million in the second quarter of 1998. Nonperforming assets totaled $140 million at Sept. 30, 1998, compared with $170 million at June 30, 1998, and $175 million at Sept. 30, 1997. The ratio of nonperforming assets to total loans and net acquired property was
 .45 percent at Sept. 30, 1998, compared with .55 percent at June 30, 1998, and .62 percent at Sept. 30, 1997.

A broad-based financial services company with a bank at its core, Mellon Bank Corporation ranks among the nation's largest bank holding companies in market capitalization. With approximately $350 billion of assets under management and approximately $1.8 trillion of assets under administration, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund companies, The Dreyfus Corporation and Founders Asset Management, place Mellon as the leading bank manager of mutual funds. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

We invite you to hear taped comments from Mellon's chief financial officer, Steven G. Elliott, regarding the 1998 third quarter earnings by calling 412 236-5385 between 2 p.m. EDT on Tuesday, Oct. 20, 1998, and 5 p.m. EDT on Friday, Oct. 30, 1998. Press releases and other information about Mellon Bank Corporation and its products and services are available at www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.
                                     # # #

Mellon Reports Earnings
October 20, 1998
Page 3

Fee Revenue
-----------

                                       Quarter ended                 Nine months ended
                              --------------------------------    ---------------------
(dollar amounts               Sept. 30,    June 30,   Sept. 30,     Sept. 30,   Sept.30,
 in millions)                    1998        1998        1997          1998       1997
----------------------------------------------------------------------------------------
Trust and investment
 fee revenue:
  Investment management:
    Mutual fund                     $122        $120        $ 97        $  342      $274
    Private asset                     56          54          47           162       131
    Institutional asset               51          53          45           154       123
----------------------------------------------------------------------------------------
      Total investment
       management revenue            229         227         189           658       528
 Administration and custody:
    Mutual fund                       34          34          34           101        97
    Private asset                      5           5           4            14        12
    Institutional trust               95          98          94           288       233
----------------------------------------------------------------------------------------
      Total administration
       and custody revenue           134         137         132           403       342
 Benefits consulting                  58          54          54           164        54
 Brokerage fees (a)                   11          11           3            32         8
----------------------------------------------------------------------------------------
Total trust and investment
 fee revenue                         432         429         378         1,257       932
Cash management and deposit
 transaction charges                  66          65          62           192       177
Mortgage servicing fees               44          53          53           152       157
Foreign currency and
 securities trading
 revenue                              39          38          32           118        82
Credit card fees                      23          23          24            70        73
Other (a)                            108         104          86           333       290
----------------------------------------------------------------------------------------
      Total fee revenue             $712        $712        $635        $2,122    $1,711
----------------------------------------------------------------------------------------

Fee revenue as a percentage
 of total revenue (FTE)               66%         66%         63%           66%       61%
Trust and investment fee
 revenue as a percentage
 of total revenue (FTE) (a)           40%         39%         38%           39%       33%
----------------------------------------------------------------------------------------

(a) Brokerage fees were previously reported in other fee revenue. Prior periods have been reclassified.


Fee revenue increased $77 million, or 12%, in the third quarter of 1998, compared with the third quarter of 1997. Excluding the revenue resulting from the acquisitions of Founders Asset Management, LLC (Founders) in April 1998 and Dreyfus Brokerage Services, Inc. in November 1997, fee revenue increased 9% compared with the prior-year period.

Trust and investment fees increased $54 million, or 14%, compared with the prior-year period. This increase reflects new business, higher transaction volumes and an increase in the market value of assets under management, as well as revenue resulting from the Founders and Dreyfus Brokerage Services acquisitions. Excluding the Founders and Dreyfus Brokerage Services revenue, trust and investment fees increased 9% compared with the third quarter of 1997.

Mellon Reports Earnings
October 20, 1998
Page 4


The $40 million increase in investment management revenue in the third quarter of 1998, compared with the prior-year period, resulted from a $25 million, or 26%, increase in mutual fund management revenue, a $9 million, or 20%, increase in private asset management revenue and a $6 million, or 13%, increase in institutional asset management revenue. These increases resulted from new business, the Founders acquisition and an increase in the market value of assets under management.

Including the Founders funds of approximately $7 billion, the average net assets of proprietary mutual funds managed at Dreyfus/Founders in the third quarter of 1998 were $108 billion, up $17 billion from $91 billion in the third quarter of 1997 and down $1 billion from $109 billion in the second quarter of 1998. The increase from the prior-year period primarily resulted from increases in average net assets of equity mutual funds and taxable money market funds. Proprietary equity mutual funds, including the $7 billion of funds related to Founders, averaged $32 billion in the third quarter of 1998, compared with $21 billion in the third quarter of 1997 and $33 billion in the second quarter of 1998.

Administration and custody fee revenue increased $2 million in the third quarter of 1998 compared with the third quarter of 1997, primarily resulting from new business and higher transaction volumes. Excluding the fees from the corporate trust business which was sold in November 1997, from the third quarter of 1997, institutional trust fees increased 6% compared with the prior-year period. Administration and custody fee revenue decreased $3 million compared with the second quarter of 1998, primarily resulting from a decrease in securities lending revenue, which is included in institutional trust fees.

Benefits consulting fees increased $4 million in the third quarter of 1998, compared with the prior-year period, primarily resulting from new business and increased project activity with existing clients. The $8 million increase in brokerage fees primarily resulted from the acquisition of Dreyfus Brokerage Services.

The 6% increase in cash management fees and deposit transaction charges in the third quarter of 1998, compared with the prior-year period, primarily resulted from higher volumes of business in customer receivables, payables and treasury management products.

Mortgage servicing fees decreased $9 million, or 17%, in the third quarter of 1998, compared with the third quarter of 1997. This decrease primarily resulted from a higher level of mortgage prepayments as well as from the sale of certain mortgage servicing rights.

The 20% increase in foreign currency and securities trading revenue in the third quarter of 1998, compared with the prior-year period, was attributable to higher foreign exchange fees earned as a result of higher levels of customer activity, primarily in the Corporation's global custody business, and market volatility.

Other fee revenue increased $22 million in the third quarter of 1998, compared with the prior-year period. This increase primarily resulted

Mellon Reports Earnings
October 20, 1998
Page 5


from higher fees from many fee-based services and higher gains from the sale of equity securities and other assets.

Fee revenue was unchanged compared with the second quarter of 1998 as higher trust and investment fees and other fees were offset by lower mortgage servicing fees.

The $411 million increase in fee revenue in the first nine months of 1998, compared with the prior-year period, primarily resulted from the full period impact of the July 1997 acquisition of Buck Consultants, Inc. (Buck) as well as the same factors responsible for the third quarter of 1998 increase as compared to the prior-year period. Excluding the revenue resulting from the Buck, Founders and Dreyfus Brokerage Services acquisitions, fee revenue increased 12% compared with the first nine months of 1997.


Net Interest Revenue
--------------------

                                      Quarter ended              Nine months ended
                           ----------------------------------  -----------------------
                             Sept. 30,   June 30,   Sept. 30,    Sept. 30,   Sept. 30,
(dollar amounts in millions)    1998       1998        1997         1998        1997
--------------------------------------------------------------------------------------
Net interest revenue (FTE)      $376       $374        $369       $1,117     $ 1,113
Net interest margin (FTE)       3.95%      3.97%       4.24%        3.99%       4.30%

Average securities           $ 5,754    $ 5,596     $ 5,469      $ 5,552     $ 5,694
Average loans                $30,426    $30,302     $27,596      $30,043     $27,603
Average interest-earning
 assets                      $37,797    $37,734     $34,467      $37,396     $34,593
--------------------------------------------------------------------------------------

Net interest revenue on a fully taxable equivalent basis increased $7 million in the third quarter of 1998, compared with the third quarter of 1997. This increase was due to the favorable impacts of the acquisitions of Mellon United National Bank and Mellon 1st Business Bank in February 1998 and Dreyfus Brokerage Services, net of funding costs, partially offset by the December 1997 transfer of $231 million of CornerStone/sm/ credit card loans into an accelerated resolution portfolio and the February 1998 Series K preferred stock redemption.

Net interest revenue increased $4 million in the first nine months of 1998, compared with the prior-year period. This increase primarily resulted from the same factors responsible for the third quarter of 1998 increase as compared to the prior-year period.

Mellon Reports Earnings
October 20, 1998
Page 6


Operating Expense
-----------------

                                Quarter ended                    Nine months ended
                        --------------------------------      -----------------------
(dollar amounts in      Sept. 30,    June 30,   Sept. 30,     Sept. 30,    Sept. 30,
 millions)                  1998        1998        1997          1998         1997
-------------------------------------------------------------------------------------
Staff expense               $358        $355        $344         $1,070       $  888
Professional, legal and
 other purchased services     72          67          55            200          147
Net occupancy expense         59          59          55            174          161
Equipment expense             42          41          38            122          110
Amortization of mortgage
 servicing assets and
 purchased credit card
 relationships                43          44          29            132           85
Amortization of goodwill
 and other intangible
 assets                       35          35          25            100           79
Other expense                108         120         105            337          317
-------------------------------------------------------------------------------------
   Operating expense
    before trust-preferred
    securities expense and
    net revenue from
    acquired property        717         721         651          2,135        1,787
Trust-preferred
 securities expense           20          19          20             59           59
Net revenue from
 acquired property            (3)         (2)         (1)            (6)          (7)
-------------------------------------------------------------------------------------
   Total operating expense  $734        $738        $670         $2,188       $1,839
-------------------------------------------------------------------------------------

Average full-time
 equivalent staff         28,400      28,600      27,300         28,300       26,000
-------------------------------------------------------------------------------------

Efficiency ratio (a)         66%         66%         65%            66%          63%
Efficiency ratio excluding
 amortization of goodwill
 and other intangible assets 62%         63%         62%            63%          60%
-------------------------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense and net revenue from acquired property, as a percentage of revenue, computed on a taxable equivalent basis, excluding gains on the sale of securities.


Operating expense before trust-preferred securities expense and net revenue from acquired property increased $66 million, or 10%, in the third quarter of 1998, compared with the prior-year period, resulting from acquisitions, business growth and higher amortization of mortgage servicing assets. The increase in the amortization of mortgage servicing assets and purchased credit card relationships primarily resulted from an acceleration of amortization due to a higher level of mortgage prepayments. Excluding the effect of acquisitions and the increase in the amortization of mortgage servicing assets and purchased credit card relationships, operating expense before trust-preferred securities expense and net revenue from acquired property increased approximately 2%.

Mellon Reports Earnings
October 20, 1998
Page 7


Operating expense before trust-preferred securities expense and net revenue from acquired property decreased $4 million in the third quarter of 1998, compared with the second quarter of 1998. This decrease resulted primarily from lower advertising, sales promotions and travel expense.

The $348 million, or 19%, increase in operating expense before trust-preferred securities expense and net revenue from acquired property in the first nine months of 1998, compared to the first nine months of 1997, primarily resulted from the same factors responsible for the third quarter 1998 increase as compared to the prior-year period. Excluding the effect of acquisitions and the increase in the amortization of mortgage servicing assets and purchased credit card relationships, operating expense before trust-preferred securities expense and net revenue from acquired property increased approximately 3%.


Credit Quality Expense and Reserve for Credit Losses
----------------------------------------------------

                                  Quarter ended                 Nine months ended
                        ---------------------------------     ----------------------
(dollar amounts in      Sept. 30,    June 30,   Sept. 30,     Sept. 30,   Sept. 30,
 millions)                  1998        1998        1997          1998        1997
------------------------------------------------------------------------------------
Provision for credit
 losses                      $ 15        $ 15        $ 25          $ 45        $ 75
Net revenue from acquired
 property                      (3)         (2)         (1)           (6)         (7)
------------------------------------------------------------------------------------
   Credit quality expense    $ 12        $ 13        $ 24          $ 39        $ 68
------------------------------------------------------------------------------------

Net credit (losses) recoveries:
 Domestic:
  Credit card                $(10)       $(10)       $(26)         $(29)       $(87)
  Other consumer credit        (4)         (1)         (4)           (8)        (12)
  Commercial real estate        2           -           1            (2)          5
  Commercial and financial     (3)         (2)         (2)           (7)         (6)
------------------------------------------------------------------------------------
    Total domestic            (15)        (13)        (31)          (46)       (100)
 International                  -           -           -             -           5
------------------------------------------------------------------------------------
    Total net credit losses  $(15)       $(13)       $(31)         $(46)       $(95)
------------------------------------------------------------------------------------

Annualized net credit losses
 to average loans            .19%        .17%        .45%          .20%        .46%
------------------------------------------------------------------------------------

Reserve for credit losses
 at end of period            $498        $498        $505
Reserve as a percentage of
 total loans                1.60%       1.62%       1.78%
------------------------------------------------------------------------------------

The $10 million and $30 million decreases in the provision for credit losses in the third quarter of 1998 compared to the third quarter of 1997, and the first nine months of 1998 compared to the first nine months of 1997, respectively, resulted from lower credit card net credit losses following the December 1997 transfer of $231 million of CornerStone/sm/ credit card loans into an accelerated resolution portfolio. The net carrying value of the CornerStone/sm/ accelerated resolution portfolio was $86 million at September 30, 1998, compared with $106 million at June 30, 1998, and $157 million at December 31, 1997.

Mellon Reports Earnings
October 20, 1998
Page 8


Nonperforming Assets
---------------------

                                   Sept. 30,     June 30,     Dec. 31,    Sept. 30,
(dollar amounts in millions)            1998         1998         1997         1997
------------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                     $ 53         $ 55         $ 52         $ 52
  Commercial real estate                   8           18           49           14
  Other domestic                          42           34           32           38
------------------------------------------------------------------------------------
     Total nonperforming loans           103          107          133          104
Acquired property:
  Real estate acquired                    40           69           52           76
  Reserve for real estate acquired        (5)          (9)          (9)          (9)
------------------------------------------------------------------------------------
     Net real estate acquired             35           60           43           67
  Other assets acquired                    2            3            5            4
------------------------------------------------------------------------------------
     Total acquired property              37           63           48           71
------------------------------------------------------------------------------------
     Total nonperforming assets         $140         $170         $181         $175
------------------------------------------------------------------------------------

Nonperforming loans as a
 percentage of total loans              .33%         .35%         .46%         .37%
Nonperforming assets as a percentage
 of total loans and net acquired
 property                               .45%         .55%         .62%         .62%
------------------------------------------------------------------------------------

Nonperforming assets decreased $30 million from June 30, 1998, primarily due to the sale of a foreclosed property in the third quarter of 1998. The ratio of nonperforming assets to total loans and net acquired property was .45% at September 30, 1998, the lowest quarter-end ratio in the Corporation's history. This ratio has been lower than 1% for 17 consecutive quarters. At September 30, 1998, the Corporation had no direct Southeast Asian, Russian or hedge fund exposure.

Mellon Reports Earnings
October 20, 1998
Page 9


Selected Capital Data
---------------------


(dollar amounts in millions,        Sept. 30,      June 30,    Dec. 31,    Sept. 30,
 except per share amounts)               1998          1998        1997         1997
------------------------------------------------------------------------------------
Common shareholders' equity           $ 4,358       $ 4,234     $ 3,652      $ 3,585
Common shareholders' equity
 to assets ratio                        9.03%         8.92%       8.13%        8.25%

Tangible common shareholders'
 equity                               $ 2,243       $ 2,078     $ 2,227      $ 2,265
Tangible common shareholders'
 equity to assets ratio (a)             4.86%         4.59%       5.12%        5.37%

Total shareholders' equity            $ 4,358       $ 4,234     $ 3,845      $ 3,778
Total shareholders' equity
 to assets ratio                        9.03%         8.92%       8.56%        8.69%

Tier I capital ratio                      6.8 (b)      6.51        7.77         8.08
Total (Tier I plus Tier II)
 capital ratio                           11.2 (b)     10.83       12.73        13.24
Leverage capital ratio                    7.1 (b)      6.65        8.02         8.37

Book value per common share           $ 16.69       $ 16.24     $ 14.39      $ 14.08
Tangible book value per common
 share                                $  8.59       $  7.97     $  8.77      $  8.90

Closing common stock price            $ 55.00       $69.688     $ 60.63      $ 54.75
Market capitalization                 $14,363       $18,168     $15,386      $13,938
Common shares outstanding (000)       261,140       260,708     253,786      254,578
------------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.

(b) Estimated.


The increase in shareholders' equity at September 30, 1998, compared with September 30, 1997, primarily reflects earnings retention and common shares issued in the Mellon United National Bank acquisition in February 1998. Also impacting total shareholders' equity, compared with September 30, 1997, was the February 1998 redemption of the $200 million Series K preferred stock. The Corporation repurchased approximately 500 thousand shares of its common stock in the third quarter of 1998.

The decrease in the Corporation's regulatory capital ratios, compared with September 30, 1997, reflects an increase in goodwill and other intangibles and a higher level of risk-adjusted assets, resulting from acquisitions, as well as the Series K preferred stock redemption.

Mellon Reports Earnings
October 20, 1998
Page 10


Impact of accounting principle change
-------------------------------------

Due to a change of an accounting principle, the Corporation will recognize a one-time after-tax charge of approximately $27 million in the first quarter of 1999. The charge is related to underwriting fees associated with the successful introduction, earlier this year, of a $920 million Dreyfus closed-end mutual fund, on which management fees are being earned. The action is the result of a Financial Accounting Standards Board staff announcement at a meeting of the Emerging Issues Task Force related to the reporting requirements for fees paid by advisors of closed-end funds.

The unamortized pre-tax cost as of January 1, 1999, will be approximately
$43 million and will be recognized in its entirety, net of tax, instead of being amortized over future years, as a cumulative effect of a change in accounting principle upon adoption of the American Institute of Certified Public Accountants Statement of Position No. 98-5 on Start-Up Activities. This accounting change will have no impact on a cash-flow basis in 1999 or future periods since the underwriting fees were paid in the first half of 1998.

                                 SUMMARY DATA
                            Mellon Bank Corporation

 (dollar amounts in millions,     Three months ended              Nine months ended
  except per share amounts;            Sept. 30,                     Sept. 30,
  common shares in thousands)     -------------------            -------------------
                                      1998       1997               1998       1997
                                  --------   --------            -------    -------
Selected key data
-----------------
  Reported operating results:
  Diluted earnings per common
    share                          $   .82    $   .73            $  2.41    $  2.13
  Net income applicable to
    common stock                   $   218    $   191            $   639    $   559
  Return on common
    shareholders' equity (a)         20.3%      21.6%              20.9%      21.5%
  Return on assets (a)               1.81%      1.81%              1.83%      1.81%
  Common equity to assets            9.03%      8.25%              9.03%      8.25%

  Tangible operating results:
  Diluted earnings per common
    share (b)                      $   .93    $   .80            $  2.72    $  2.36
  Net income applicable to
    common stock (b)               $   246    $   211            $   720    $   620
  Return on common
    shareholders' equity (a)(b)      45.9%      37.6%              46.2%      37.2%
  Return on assets (a)(b)            2.13%      2.05%              2.15%      2.06%
  Common equity to assets            4.86%      5.37%              4.86%      5.37%

  Fee revenue as a percentage
    of total revenue (FTE)             66%        63%                66%        61%
  Efficiency ratio excluding
    amortization of intangibles        62%        62%                63%        60%
  Average common shares and
    equivalents outstanding:
      Basic                        261,078    255,081            259,775    255,852
      Diluted                      265,774    260,306            264,942    261,063

Average balances for the period
-------------------------------
  Money market investments         $ 1,351    $ 1,231            $ 1,552    $ 1,115
  Trading account securities           266        171                249        181
  Securities                         5,754      5,469              5,552      5,694
  Loans                             30,426     27,596             30,043     27,603
  Total interest-earning
    assets                          37,797     34,467             37,396     34,593
  Total assets                      47,937     42,879             47,384     42,496
  Total tangible assets             45,797     41,588             45,378     41,256
  Deposits                          33,399     30,349             33,227     30,248
  Total interest-bearing
    liabilities                     31,104     27,266             30,539     27,526
  Common shareholders'
   equity                            4,265      3,520              4,089      3,468
  Tangible common
    shareholders' equity             2,125      2,229              2,083      2,228
  Total shareholders' equity         4,265      3,713              4,123      3,678

_______________________
(a)  Annualized.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.

Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                     Three months ended          Nine months ended
(in millions, except                      Sept. 30,                  Sept. 30,
 per share amounts)                  ------------------         -------------------
                                     1998          1997         1998           1997
                                     ----          ----         ----           ----
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $21, $22, $55 and $58)     $ 616         $ 567       $1,799         $1,691
Federal funds sold and securities
 under resale agreements               12             9           37             20
Interest-bearing deposits with
 banks                                  8             6           23             20
Other money market investments          1             2            5              4
Trading account securities              4             2           11              7
Securities                             95            94          278            289
                                    -----         -----        -----          -----
     Total interest revenue           736           680        2,153          2,031

Interest expense
----------------
Interest on deposits                  248           220          717            654
Federal funds purchased and
 securities under repurchase
 agreements                            35            17           89             55
Other short-term borrowings            27            28           85             76
Notes and debentures                   51            49          151            140
                                    -----         -----        -----          -----
     Total interest expense           361           314        1,042            925
                                    -----         -----        -----          -----
     Net interest revenue             375           366        1,111          1,106
Provision for credit losses            15            25           45             75
                                    -----         -----        -----          -----
     Net interest revenue after
      provision for credit losses     360           341        1,066          1,031

Noninterest revenue
-------------------
Trust and investment fee revenue      432           378        1,257            932
Cash management and deposit
 transaction charges                   66            62          192            177
Mortgage servicing fees                44            53          152            157
Foreign currency and securities
 trading revenue                       39            32          118             82
Credit card fees                       23            24           70             73
Other                                 108            86          333            290
                                    -----         -----        -----          -----
     Total fee revenue                712           635        2,122          1,711
Gains on sales of securities            -             -            1              -
                                    -----         -----        -----          -----
     Total noninterest revenue        712           635        2,123          1,711

Operating expense
-----------------
Staff expense                         358           344        1,070            888
Professional, legal and other
 purchased services                    72            55          200            147
Net occupancy expense                  59            55          174            161
Equipment expense                      42            38          122            110
Amortization of mortgage
 servicing assets and purchased
 credit card relationships             43            29          132             85
Amortization of goodwill and
 other intangible assets               35            25          100             79
Other expense                         108           105          337            317
Trust-preferred securities expense     20            20           59             59
Net revenue from acquired property     (3)           (1)          (6)            (7)
                                    -----         -----        -----          -----
     Total operating expense          734           670        2,188          1,839
                                    -----         -----        -----          -----
     Income before income taxes       338           306        1,001            903
Provision for income taxes            120           111          353            327
                                    -----         -----        -----          -----
     Net income                       218           195          648            576
Dividends on preferred stock            -             4            9             17
                                    -----         -----        -----          -----
     Net income applicable to
      common stock                  $ 218         $ 191       $  639         $  559
                                    =====         =====        =====          =====
Basic net income per common share   $ .84         $ .75       $ 2.46         $ 2.18
                                    =====         =====        =====          =====
Diluted net income per common
 share                              $ .82         $ .73       $ 2.41         $ 2.13
                                    =====         =====        =====          =====

                     CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation


(dollar amounts in millions)      Sept. 30,     June 30,      Dec. 31,     Sept. 30,
                                       1998         1998          1997          1997
                                  ---------     --------      --------     ---------
Assets
------
Cash and due from banks             $ 2,839      $ 2,993       $ 3,650       $ 3,032
Money market investments                988          882         1,008           871
Trading account securities              178          126            75            88
Securities available for sale         4,190        3,957         2,767         3,354
Investment securities (approximate
 fair value of $1,787, $1,899,
 $2,118 and $2,195)                   1,743        1,861         2,082         2,168
Loans, net of unearned discount
  of $65, $68, $48 and $50           31,052       30,654        29,142        28,279
Reserve for credit losses              (498)        (498)         (475)         (505)
                                  ---------     --------      --------     ---------
     Net loans                       30,554       30,156        28,667        27,774
Premises and equipment                  562          559           573           589
Acquired property, net of
 reserves of $5, $9, $9 and $9           37           63            48            71
Goodwill and other intangibles        2,115        2,156         1,425         1,320
Mortgage servicing assets and
 purchased credit card
 relationships                        1,031        1,010         1,075         1,026
Other assets                          4,006        3,685         3,522         3,172
                                  ---------     --------      --------     ---------
     Total assets                   $48,243      $47,448       $44,892       $43,465
                                  =========     ========      ========     =========

Liabilities
-----------
Deposits in domestic offices        $29,659      $30,230       $27,929       $27,462
Deposits in foreign offices           3,294        2,967         3,376         2,727
Short-term borrowings                 4,483        3,901         3,744         3,504
Other liabilities                     2,454        2,122         2,434         2,190
Notes and debentures (with original
 maturities over one year)            3,004        3,003         2,573         2,814
                                  ---------     --------      --------     ---------
     Total liabilities               42,894       42,223        40,056        38,697

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial
 interests in Corporation's junior
 subordinated deferrable interest
 debentures                             991          991           991           990

Shareholders' equity
--------------------
Preferred stock                           -            -           193           193
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 800,000,000 shares
   Issued - 294,330,960 shares          147          147           147           147
  Additional paid-in capital          1,867        1,879         1,818         1,810
  Retained earnings (a)               3,244        3,124         2,884         2,778
  Accumulated unrealized gains,
   net of tax (a)                        29           19            21            16
  Treasury stock of 33,191,388;
   33,623,356; 40,545,114; and
   39,753,178 shares at cost           (929)        (935)       (1,218)       (1,166)
                                  ---------     --------      --------     ---------
     Total common shareholders'
      equity                          4,358        4,234         3,652         3,585
                                  ---------     --------      --------     ---------
     Total shareholders' equity       4,358        4,234         3,845         3,778
                                  ---------     --------      --------     ---------
     Total liabilities, trust-
      preferred securities and
      shareholders' equity          $48,243      $47,448       $44,892       $43,465
                                  =========     ========      ========     =========
_________________

(a) Presented in accordance with the requirements of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," which was adopted by the Corporation in the first quarter of 1998. Prior-period amounts have been restated.

                                 SUMMARY DATA
                            Mellon Bank Corporation
                              Five Quarter Trend


 (dollar amounts in millions,                    Quarter ended
  except per share amounts;   -----------------------------------------------------
  common shares in thousands) Sept. 30,   June 30,  March 31,   Dec. 31,  Sept. 30,
                                   1998       1998       1998      1997        1997
                              ---------   --------  ---------   --------  ---------
Selected key data
-----------------

  Reported operating results:
  Diluted earnings per common
    share                       $   .82    $   .81    $   .78    $   .75    $   .73
  Net income applicable to
    common stock                $   218    $   215    $   206    $   191    $   191
  Return on common
    shareholders' equity (a)      20.3%      20.8%      21.6%      21.2%      21.6%
  Return on assets (a)            1.81%      1.79%      1.89%      1.75%      1.81%
  Common equity to assets         9.03%      8.92%      8.62%      8.13%      8.25%

  Tangible operating results:
  Diluted earnings per common
    share (b)                   $   .93    $   .91    $   .88    $   .83    $   .80
  Net income applicable to
    common stock (b)            $   246    $   243    $   231    $   212    $   211
  Return on common
   shareholders' equity (a)(b)    45.9%      49.7%      43.3%      38.3%      37.6%
  Return on assets (a)(b)         2.13%      2.13%      2.18%      2.00%      2.05%
  Common equity to assets         4.86%      4.59%      4.76%      5.12%      5.37%

  Fee revenue as a percentage
    of total revenue (FTE)          66%        66%        66%        66%        63%
  Efficiency ratio excluding
    amortization of intangibles     62%        63%        62%        65%        62%
  Average common shares and
    equivalents outstanding:
      Basic                     261,078    260,495    257,714    253,886    255,081
      Diluted                   265,774    265,848    263,136    259,430    260,306

Average balances for the period
-------------------------------

  Money market investments      $ 1,351    $ 1,597    $ 1,712    $ 1,397    $ 1,231
  Trading account securities        266        239        242        159        171
  Securities                      5,754      5,596      5,301      5,293      5,469
  Loans                          30,426     30,302     29,389     28,476     27,596
  Total interest-earning assets  37,797     37,734     36,644     35,325     34,467
  Total assets                   47,937     47,965     46,229     44,266     42,879
  Total tangible assets          45,797     45,804     44,518     42,888     41,588
  Deposits                       33,399     33,548     32,725     31,085     30,349
  Total interest-bearing
    liabilities                  31,104     31,145     29,348     28,123     27,266
  Common shareholders' equity     4,265      4,126      3,873      3,573      3,520
  Tangible common shareholders'
    equity                        2,125      1,965      2,162      2,195      2,229
  Total shareholders' equity      4,265      4,126      3,974      3,766      3,713

_______________________
(a)  Annualized.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.

Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                              Five Quarter Trend


                                                        Quarter ended
                                     --------------------------------------------------
(in millions, except per             Sept. 30,  June 30,  March 31,  Dec. 31, Sept. 30,
 share amounts)                           1998      1998       1998      1997      1997
                                     ---------  --------  ---------  -------- ---------
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $21, $17, $17, $23 and $22)     $ 616     $ 606      $ 577     $ 577     $ 567
Federal funds sold and securities
 under resale agreements                    12        12         13        10         9
Interest-bearing deposits with banks         8         6          9         6         6
Other money market investments               1         3          1         2         2
Trading account securities                   4         3          4         2         2
Securities                                  95        93         90        88        94
                                     ---------  --------  ---------  -------- ---------
     Total interest revenue                736       723        694       685       680

Interest expense
----------------
Interest on deposits                       248       240        229       224       220
Federal funds purchased and
 securities under repurchase
 agreements                                 35        30         24        22        17
Other short-term borrowings                 27        30         28        29        28
Notes and debentures                        51        52         48        49        49
                                     ---------  --------  ---------  -------- ---------
     Total interest expense                361       352        329       324       314
                                     ---------  --------  ---------  -------- ---------
     Net interest revenue                  375       371        365       361       366
Provision for credit losses                 15        15         15        73        25
                                     ---------  --------  ---------  -------- ---------
     Net interest revenue after
      provision for credit losses          360       356        350       288       341

Noninterest revenue
-------------------
Trust and investment fee revenue           432       429        396       391       378
Cash management and deposit
 transaction charges                        66        65         61        65        62
Mortgage servicing fees                     44        53         55        56        53
Foreign currency and securities
 trading revenue                            39        38         41        36        32
Credit card fees                            23        23         24        24        24
Gain on sale of corporate trust
 business                                    -         -          -        43         -
Other                                      108       104        121        92        86
                                     ---------  --------  ---------  -------- ---------
     Total fee revenue                     712       712        698       707       635
Gains on sales of securities                 -         1          -         -         -
                                     ---------  --------  ---------  -------- ---------
     Total noninterest revenue             712       713        698       707       635

Operating expense
-----------------
Staff expense                              358       355        357       354       344
Professional, legal and other
 purchased services                         72        67         61        72        55
Net occupancy expense                       59        59         56        64        55
Equipment expense                           42        41         39        65        38
Amortization of mortgage
 servicing assets and purchased
 credit card relationships                  43        44         45        33        29
Amortization of goodwill and
 other intangible assets                    35        35         30        26        25
Other expense                              108       120        109       108       105
Trust-preferred securities expense          20        19         20        19        20
Net revenue from acquired property          (3)       (2)        (1)      (12)       (1)
                                     ---------  --------  ---------  -------- ---------
     Total operating expense               734       738        716       729       670
                                     ---------  --------  ---------  -------- ---------
     Income before income taxes            338       331        332       266       306
Provision for income taxes                 120       116        117        71       111
                                     ---------  --------  ---------  -------- ---------
     Net income                            218       215        215       195       195
Dividends on preferred stock                 -         -          9         4         4
                                     ---------  --------  ---------  -------- ---------
     Net income applicable to
      common stock                       $ 218     $ 215      $ 206     $ 191     $ 191
                                     =========  ========  =========  ======== =========

Basic net income per common share        $ .84     $ .82      $ .80     $ .76     $ .75
                                     =========  ========  =========  ======== =========
Diluted net income per common share      $ .82     $ .81      $ .78     $ .75     $ .73
                                     =========  ========  =========  ======== =========
